Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Postal Realty Trust, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231665) of Postal Realty Trust, Inc. of our report dated March 27, 2020, relating to the consolidated and combined consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 27, 2020